SEC13F.LNS                   GAMCO INVESTORS, INC.

                             FORM 13F SUMMARY PAGE
                              AS OF DATE: 06/30/99
                         RUN DATE: 07/16/99  1:36 P.M.


REPORT SUMMARY:

NUMBER OF OTHER INCLUDED MANAGERS:        1

FORM 13F INFORMATION TABLE ENTRY TOTAL:  1,252


FORM 13F INFORMATION TABLE VALUE TOTAL:   $15,291,758,000




LIST OF OTHER INCLUDED MANAGERS:

NO.   13F FILE NUMBER      NAME

01	28-1887		GABELLI FUNDS, LLC